CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 20, 2005, relating to the financial statements of Dulcin Izmir Corporation as of August 31, 2005, and the period April 11, 2005(inception) to August 31, 2005 and the reference to our firm as experts in the Registration Statement.



/s/Braverman International, P.C.

January 13, 2006

Prescott, Arizona